EXHIBIT 23.1

Consent of Deloitte & Touche LLP

Independent Auditors’ Consent

We consent to the incorporation by reference in Registration Statements (No. 333-49534 and 333-52918) on Form S-3, Registration Statement (No. 333-44676) on Form S-4, Registration Statement (No. 333-31064, 333-64986 and 333-55402) on Form S-8 of j2 Global Communications, Inc., of our report dated March 12, 2004 appearing in this Annual Report on Form 10-K of j2Global Communications for the year ended December 31, 2003.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

March 12, 2004